UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 1, 2021

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement

Biological E CpG 1018 Adjuvant Supply Agreement

On July 1, 2021, Dynavax Technologies Corporation (the “Company”) entered into an agreement (the “Bio E Supply Agreement”) with Biological E. Limited (“Bio E”), for the commercial supply of the Company’s novel toll-like receptor 9 agonist, CpG 1018™ adjuvant, for use with Bio E’s subunit COVID-19 vaccine candidate, CORBEVAX™.

Under the Bio E Supply Agreement, Bio E has committed to purchase, and the Company has agreed to manufacture and supply, specified quantities of the Company’s CpG 1018 adjuvant for use in Bio E’s commercialization of its CORBEVAX vaccine (“Bio E Product”) with specified delivery dates in 2021 and the first quarter of 2022.  However, the specified quantities of CpG 1018 adjuvant for delivery, and the timing for delivery, in 2021 are subject to modification by the Coalition for Epidemic Preparedness and Innovations in its sole discretion.  The Bio E Supply Agreement also provides terms enabling Bio E to order, and the Company to manufacture and supply, a specified additional quantity of CpG 1018 adjuvant for use in Bio E Product for delivery in the first quarter of 2022, and additional quantities of CpG 1018 adjuvant to be agreed by the Company and Bio E for use in Bio E Product for delivery in the second, third and/or fourth quarters of 2022.

Purchase orders submitted by Bio E under the Bio E Supply Agreement and accepted by Company are non-cancellable by Bio E, except to the extent that the Company can cancel its corresponding order placed with its contract manufacturer of CpG 1018 adjuvant without incurring any cost as a result of such cancellation.

Pricing for CpG 1018 adjuvant delivered in 2021 and 2022 is set forth in the Bio E Supply Agreement and is variable depending on (i) the ultimate destination country of Bio E Product incorporating such CpG 1018 adjuvant and (ii) whether Bio E Product incorporating such CpG 1018 adjuvant is sold in private markets in the ultimate destination country or is sold to the GAVI Alliance (formerly the Global Alliance for Vaccines and Immunisation) (“GAVI”), through COVAX or to governments.  As a result, initial invoicing will be done at the applicable base price(s) for CpG 1018 adjuvant for use in Bio E Product for sale or distribution in low- and middle-income countries supported by GAVI’s COVAX Advance Market Commitment (other than Bio E Product sold in private markets within such countries), with a true-up mechanism to cover CpG 1018 adjuvant incorporated in Bio E Products that ultimately ship to countries other than such low- and middle-income countries or are sold in private markets.  In addition, solely with respect to Bio E Product incorporating CpG 1018 adjuvant supplied under the Bio E Supply Agreement that is not sold to GAVI or through COVAX, if the net selling price of such Bio E Product exceeds a threshold specified in the Bio E Supply Agreement, Dynavax is entitled to a royalty calculated as a percentage of the excess portion of such net selling price.

For a specified portion of the quantity of CpG 1018 adjuvant to be delivered under the Bio E Supply Agreement in 2021, Bio E is obligated to pay the purchase price of such portion upon delivery of such CpG 1018 adjuvant to Bio E.  For all other CpG 1018 adjuvant to be delivered under the Bio E Supply Agreement, Bio E is obligated to pay a specified percentage of the purchase price of the quantity of CpG 1018 adjuvant set forth in a purchase order submitted by Bio E and accepted by the Company upon the Company’s acceptance of such purchase order, and the remainder of the purchase price upon the Company’s delivery of such CpG 1018 adjuvant.

Unless earlier terminated, the Bio E Supply Agreement will expire on December 31, 2022, subject to extension by written agreement of the parties.  Each party has the right to terminate the Bio E Supply Agreement for uncured material breach of the Bio E Supply Agreement by the other party, in the event of the insolvency or bankruptcy of, or threatened or actual suspension or cessation of all or a substantial part of the business of, the other party, or in the event the other party or any of its directors, employees or consultants is found to have violated applicable anti-corruption laws.  In addition, Bio E has the right to terminate the Bio E Supply Agreement if certain adverse regulatory events occur or for any other reason. Notwithstanding the exercise of any termination right, subject to specified exceptions, payment or other obligations arising prior to any such termination would remain unchanged.

  CpG 1018 Collaborations

The Company continues to actively pursue opportunities to collaborate with other organizations on the development of COVID-19 vaccines and other vaccines that utilize the Company’s CpG 1018 adjuvant, including its existing collaborations.

There are risks and uncertainties inherent in vaccine research and development, including the timing of completing development, the timing of and results of clinical trials, whether a vaccine will be approved for use, the extent of competition, and whether a vaccine can be successfully commercialized.  As a result, the Company’s collaborative efforts with respect to the development of a potential COVID-19 vaccine or other vaccines utilizing CpG 1018 may not be successful.  In addition, the Company’s collaborators have primary responsibility for the development, conduct of clinical trials, and for seeking and obtaining regulatory approval, of a potential vaccine for COVID-19 or other indications containing CpG 1018.  Some of the Company’s collaborators are also evaluating one or more third party adjuvants as part of their development efforts.  The Company has limited or no control over its collaborators’ decisions, including their choice of adjuvants and/or the amount and timing of resources that any of these collaborators will dedicate to such activities.  If a collaborator fails to conduct collaborative activities successfully or determines to proceed with one or more adjuvants other than CpG 1018, the development of a vaccine utilizing CpG 1018 will be delayed and may not occur at all.

The Company and its contract manufacturer have taken measures to support pandemic-level production of CpG 1018, as necessary to support existing and any future collaborations.  However, if the Company is unable to maintain its existing supplier for CpG 1018, it would have to establish an alternate qualified manufacturing capability, which could result in significant additional operating costs and delays in developing and commercializing any potential adjuvanted vaccines by the Company’s third-party collaborators.  There can be no assurance that the Company or other third parties will be able to produce CpG 1018 at a cost, quantity and quality sufficient to support the Company’s existing or any future collaborations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: July 7, 2021	By:	/s/ Kelly MacDonald
Kelly MacDonald
Chief Financial Officer